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                                                                     EXHIBIT 3.3

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                LXN CORPORATION

     The undersigned, Michael Beeuwsaert, and Gary Stroy do hereby verify that:

     1. They are the duly elected and acting Chief Executive Officer, President and Secretary, respectively, of LXN Corporation (the "Corporation"), a Delaware corporation.

     2. In accordance with Section 242 and 245 of the General Corporation Law of Delaware the Board of Directors hereby amends and restates the Certificate of Incorporation of the Company.

     3. The Certificate of Incorporation of the Corporation, originally filed July 7, 1993, amended and restated on February 3, 1994, amended and restated on May 26, 1995, amended and restated on July 10, 1996, amended and restated September 5, 1997, amended and restated January 30, 1998, amended and restated March 8, 1999, amended and restated October 16, 2000 and amended and restated on ___________, 2000 is hereby amended and restated to read in its entirety as follows:

                                   ARTICLE 1

     The name of the Corporation Is LXN Corporation.

                                   ARTICLE 2

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street in the city of Wilmington, county of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE 3

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

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                                   ARTICLE 4

     This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of Common Stock which the Corporation is authorized to issue is thirty-five million (35,000,000) shares, each having a par value of one-tenth of one cent ($.001). The total number of shares of Preferred Stock which the Corporation is authorized to issue is five million (5,000,000) shares, each having a par value of one-tenth of one cent ($.001).

     The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a "Preferred Stock Designation") pursuant to the Delaware General Corporation Law ("DGCL"), to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                   ARTICLE 5

     For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

     A.  Board of Directors; Vacancies

              (1) The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors and not inconsistent with the Certificate of Incorporation of the Company.

              (2)  Board of Directors

     Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), covering the offer and sale of Common Stock to the public (the "Initial Public Offering"), the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the closing of the Initial Public Offering, the term of

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office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

     Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

       (3)  Vacancies

            (a) Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

            (b) If at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in offices as aforesaid, which election shall be governed by Section 211 of the DGCL.

     B.  Bylaws

           (1)  Bylaw Amendments

          Subject to paragraph (h) of Section 42 of the Bylaws and subject to the rights of the holders of any series of Preferred Stock, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock of the corporation entitled to vote. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

           (2) The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

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           (3)  No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws or by written consent of stockholders in accordance with the Bylaws prior to the closing of the Initial Public Offering and following the closing of the Initial Public Offering no action shall be taken by the stockholders by written consent.

           (4) Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

                                   ARTICLE 6

   (A) The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.

   (B) Any repeal or modification of this Article 6 shall be prospective and shall not affect the rights under this Article 6 in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                   ARTICLE 7

   (A) The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this
Article 7, and all rights conferred upon the stockholders herein are granted subject to this reservation.

   (B) Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend or repeal Articles 5, 6 and 7.

                                   ARTICLE 8

     The undersigned, Michael Beeuwsaert and Gary Stroy, further verify that:

     (1) The amendment and restatement set forth herein has been duly approved by the board of directors of the Corporation.

     (2) The amendment and restatement set forth herein has been duly approved by the required vote of stockholders in accordance with Section 228 of the Delaware General Corporation Law. The total number of outstanding shares of Common Stock of the Corporation is 554,836. The number of shares of Common Stock voting in favor of the amendment and restatement equaled or exceeded the vote required. The percentage vote required was more than 50% of the Common Stock. The total number of outstanding shares of Series A Preferred Stock of the Corporation is 543,334. The number of shares of Series A Preferred Stock voting in favor
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of the amendment and restatement equaled or exceeded the vote required. The percentage vote required was more than 50% of the Series A Preferred Stock. The total number of outstanding shares of Series B Preferred Stock of the Corporation is 500,000. The number of shares of the Series B Preferred Stock voting in favor of the amendment and restatement equaled or exceeded the vote required. The percentage vote required was more than 50% of the Series B Preferred Stock. The total number of outstanding shares of Series C Preferred Stock of the Corporation is 566,200. The percentage vote required was more than 50% of the Series C Preferred Stock. The number of shares of Series C Preferred Stock voting in favor of the amendment and restatement equaled or exceeded the vote required. The total number of outstanding shares of Series D Preferred Stock of the Corporation is 1,258,260. The percentage vote required was more than 50% of the Series D Preferred Stock. The number of shares of Series D Preferred Stock voting in favor of the amendment and restatement equaled or exceeded the vote required. The total number of outstanding shares of Series E Preferred Stock of the Corporation is 782,750. The percentage vote required was more than 50% of the Series E Preferred Stock. The number of shares of Series E Preferred Stock voting in favor of the amendment and restatement equaled or exceeded the vote required. The total number of outstanding shares of Series F Preferred Stock of the Corporation is 358,799. The percentage vote required ws more than 50% of the Series F Preferred Stock. The number of shares of Series F Preferred Stock voting in favor of the amendment and restatement equaled or exceed the vote required.

     Each of us declares under penalty of perjury under the Laws of the State of Delaware that the foregoing is true and correct.

     In Witness Whereof, the undersigned have executed this Amended and Restated Certificate of Incorporation on ______, 2000.


                               -------------------------------------------------
                               Michael Beeuwsaert, Chief Executive
                               Officer and President


                               -------------------------------------------------
                               Gary Stroy, Secretary

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